Exhibit 99.1

NEWS RELEASE
Royal Gold Provides Preliminary Financial Information and Details for the Release of Financial Results for the Second Quarter 2026
DENVER, COLORADO. July 21, 2026: ROYAL GOLD, INC. (NASDAQ: RGLD) (together with its subsidiaries, “Royal Gold,” the “Company,” “we,” “us,” or “our”) announced preliminary financial information and details for the release of results for the quarter ended June 30, 2026 ("second quarter").
Preliminary Second Quarter Estimates
Royal Gold's stream sales and preliminary royalty sales and depreciation, depletion and amortization ("DD&A") estimates1 in the second quarter are as follows:

Stream Segment Sales	$311.0 M
GEOs[2]	69,000
Cost of Sales	$871/GEO
Commodity breakdown:	Metal Units Sold	Ending Period Inventory
Gold	54,500 oz	27,400 oz
Silver	595,500 oz	371,200 oz
Copper	2.5 Mlb	0.7 Mlb
Zinc	1.3 Mlb	—
Royalty Segment Sales[3]	$137-142 M
DD&A3	$95-99 M
Notable Second Quarter Financial Items
Notable financial items for the second quarter include:
•The repayment of $200 million of debt, resulting in an outstanding balance on the revolving credit facility of $400 million on June 30, 2026, leaving $1.0 billion undrawn and available.

•The repurchase of 147,205 shares at an average price of $203.80 per share, for total consideration of $30 million. The repurchased shares were cancelled.

1 Estimates are preliminary and are subject to change. See "Cautionary Note Regarding Preliminary Financial Information."
2 Gold Equivalent Ounces ("GEOs") are calculated as Royal Gold’s revenue (in total or by reportable segment) divided by the average London PM gold fixing price for the quarter ended June 30, 2026, of $4,506 per ounce.
3 Royalty Segment Sales and DD&A are presented as estimated ranges as final receipts are not yet available.

•During the second quarter, Royal Gold and Americas Gold and Silver Corporation ("Americas") reached an agreement to settle the remaining fixed gold delivery obligations owed to Royal Gold related to the Relief Canyon mine. Under the agreement, Americas' obligation to deliver 8,861 ounces of gold over the period between June 2026 and December 2027 was settled in exchange for immediate delivery of 5,000 ounces of gold, which were sold during the second quarter, and 2,652,532 common shares of Americas. The proceeds from the sale of the gold delivery were recognized as stream revenue and resulted in the recognition of approximately $12 million of additional DD&A expense in the second quarter. Royal Gold’s royalty and stream interests on Relief Canyon remain in place.

•During the second quarter, and as disclosed with the previously-announced restructuring of the Hod Maden Project ownership interests, Royal Gold funded $70 million in project costs related to Hod Maden.

•As previously announced, a $50 million advance payment under the stream agreement was made to Solaris Resources Inc. during the second quarter for the Warintza Project.
Details for Release of Second Quarter 2026 Financial Results
Royal Gold's results for the second quarter will be released after the market close on Wednesday, August 5, 2026, followed by a conference call on Thursday, August 6, 2026, at 12:00 p.m. Eastern Time (10:00 a.m. Mountain Time). The call will be webcast live and archived on the Company's website for a limited time.
Dial-In Numbers:    +1 833-461-5787 (North America); toll free
            +1 585-542-9983 (International)
Access Code:        487515672
Webcast URL:        https://events.q4inc.com/attendee/487515672

Corporate Profile
Royal Gold is a high margin, large-capitalization company that generates strong cash flows from a large and well-diversified portfolio of precious metal streams, royalties and similar production-based interests located in mining-friendly jurisdictions. Royal Gold shares trade under the symbol “RGLD” and provide growth, value, and income investors exposure to the metals & mining industry. The Company’s website is located at www.royalgold.com.
Additional Investor Information
Royal Gold routinely posts important information, including information about upcoming investor presentations and press releases, on its website under the Investor Resources tab. Investors and other interested parties are encouraged to enroll at www.royalgold.com to receive automatic email alerts for new postings.
For further information, please contact:
Alistair Baker
Senior Vice President, Investor Relations and Business Development
(303) 573-1660

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of U.S. federal securities laws. Forward-looking statements are any statements other than statements of historical fact. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from these statements. Forward-looking statements are often identified by words such as “will,” “may,” “could,” “should,” “would,” “believe,” “estimate,” “expect,” “anticipate,” “plan,” “forecast,” “potential,” “intend,” “continue,” “project,” or negatives of these words or similar expressions. Forward-looking statements include, among others, estimates for royalty segment sales and DD&A. Factors that could cause actual results to differ materially from these forward-looking statements include, among others, the completion of Royal Gold's normal quarter-end accounting procedures and adjustments (including normal year-to-date and quarter-end adjustments); the finalization of fair value and other estimates; further review by management; other developments that may arise between the date of this press release and the date on which final results are reported; and other factors described in our reports filed with the Securities and Exchange Commission, including Item 1A, Risk Factors of our most recent Annual Report. Most of these factors are beyond our ability to predict or control. Other unpredictable or unknown factors not discussed in this release or our reports filed with the Securities and Exchange Commission could also have material adverse effects on forward-looking statements. Forward-looking statements speak only as of the date on which they are made. We disclaim any obligation to update any forward-looking statements, except as required by law. Readers are cautioned not to place undue reliance on forward-looking statements.
Cautionary Note Regarding Preliminary Financial Information
The preliminary financial information set forth in this press release, including preliminary estimates of royalty segment sales and DD&A, is preliminary and unaudited, reflects management’s current estimates based on information available to it as of the date of this press release, and is subject to revision. Actual results remain subject to the completion of management’s customary quarter-end review and closing procedures and may differ from the preliminary financial information. Any such differences could be material. The preliminary financial information has been prepared by, and is the responsibility of, Royal Gold's management. Royal Gold's independent registered public accounting firm has not audited, reviewed, compiled, or performed any procedures with respect to the preliminary financial information and, accordingly, does not express an opinion or any other form of assurance with respect thereto. The preliminary financial information does not present all information necessary for an understanding of Royal Gold's financial condition as of, or its results of operations for, the three and six months ended June 30, 2026, and should not be viewed as a substitute for full financial statements prepared in accordance with U.S. GAAP. Royal Gold undertakes no obligation to update or revise the preliminary financial information, whether as a result of new information, future events, or otherwise, except as required by law. In addition, the financial items described in this press release under “Notable Second Quarter Financial Items” represent only select items that management considers notable and do not represent a complete summary or description of all material developments, transactions, or events that occurred during the second quarter. Management’s selection of the items described herein should not be construed to imply that other items not described are not material or notable.
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